exhibit 99.1



                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




  In connection with the Quarterly report of FreePCSQuote.com, Inc.
(the "Company") on Form 10-QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Borgeson, President/CEO and Treasurer/CFO, of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.








/s/ Eric Borgeson
__________________________________
Eric Borgeson
President/CEO, and Treasurer/CFO
May 30, 2003


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